CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ART PURCHASE AGREEMENT

THIS ART PURCHASE AGREEMENT ("***Purchase Agreement***") is made and entered into this 16th day of November, 2022 (the "***Effective Date***"), by and between [***] ("***Seller***"), and Masterworks Gallery, LLC, a Delaware limited liability company with an address at 225 Liberty Street, 29th Floor, New York, New York, 10281 ("***Agent***"). Seller is acting on behalf of the sole legal and beneficial Owner ("***Owner***") of the work of art described in the condition report on Exhibit A attached hereto and incorporated herein by this reference (the "***Work***"), and has the authority to sell the Work on behalf of the Owner. Agent is acting as agent on behalf of the Gallery Segregated Portfolio of Masterworks Cayman, SPC ("***Buyer***"), and has the authority to buy the Work on behalf of Buyer. Seller, on behalf of Owner, has agreed to sell the Work to Buyer, and Agent, on behalf of Buyer, has agreed to buy the Work from Seller, on the terms and conditions set forth in this Purchase Agreement. In consideration of the mutual promises contained in this Purchase Agreement, the parties agree as follows:

1. SALE. Seller agrees to sell the Work to Buyer, and Agent on behalf of Buyer agrees to buy the Work from Seller, subject to the terms and conditions set forth in this Purchase Agreement.

2. PURCHASE PRICE AND MANNER OF PAYMENT. The purchase price for the Work is Two Million Four Hundred Thousand U.S. Dollars (USD $2,400,000) (the "***Purchase Price***"). The "**Closing Date**" shall mean the date upon which Seller receives the full Purchase Price by Buyer or Agent. The Purchase Price shall be paid as follows: (i) a deposit in the amount of Two Hundred Forty Thousand U.S. Dollars (USD $240,000) (the "***First Installment***") shall be paid within five (5) business days of the Effective Date; and (ii) the remaining Two Million One Hundred and Sixty Thousand U.S. Dollars (USD $2,160,000) (the "***Final Installment***") shall be paid no later than ninety (90) calendar days from the Effective Date. The obligation to pay the Purchase Price is expressly conditioned on Buyer's ability to inspect the Work on or prior to the Closing Date as set forth in Section 9. Agent or Buyer shall pay the Purchase Price to Seller by wire transfer in accordance with the wire instructions listed in the invoice, a copy of which is attached hereto as Exhibit B, which shall be verbally confirmed by a designated representative on behalf of Buyer and a designated representative on behalf of Seller prior to payment to Seller.

3. REPRESENTATIONS AND WARRANTIES.

3.1. To induce Agent to enter into this Purchase Agreement, and acknowledging that Agent and Buyer are relying on each and all of the following representations and warranties, Seller, on behalf of itself and Owner, represents and warrants to Agent and Buyer on the Effective Date and on the Closing Date that:

3.1.1. Seller, without any further action, consent or authority of any other party, and without violation of any party's rights or claims, has full right, legal authority and capacity to enter into this Purchase Agreement, to make the covenants, representations, warranties, and indemnifications contained in this Purchase Agreement, on behalf of itself and Owner, to execute and deliver the bill of sale (the "***Bill of Sale***") in the form annexed as Exhibit C to this Purchase Agreement, to sell and transfer good and marketable title to the Work to Buyer on the Closing Date and to complete the transaction contemplated by this Purchase Agreement.

3.1.2. The Work is authentic, meaning the Work was created by the artist indicated on the attached Exhibit A.

3.1.3. Owner is the sole legal and beneficial owner of the Work and has good and marketable title to the Work.

3.1.4. The Work is not, and through the Closing Date shall not be, subject to or the subject of any rights or interests of others, claims, liens, security interests, restrictions, conditions, options or other encumbrances of any kind held or claimed by any person, entity, government or government agency (actual, threatened or pending)

(collectively, "***Claims***"). Neither Seller nor Owner has any knowledge of any facts or circumstances likely to give rise to any Claims.

3.1.5. Upon reasonable due diligence and inquiry, neither Seller nor Owner is aware of any challenges or disputes (current, past, pending or threatened) relating to the attribution, authenticity, description or provenance of the Work as set forth in Exhibit A attached hereto. Seller has provided Agent with all information in Seller's and Owner's knowledge concerning the attribution, authenticity, description, and condition of the Work.

3.1.6. The condition of the Work is, and shall be upon inspection of the Work by Buyer and delivery and inspection of the Work at the Delivery Location (as defined in Section 7.1 below) and at the Closing Date, as stated in the condition report attached hereto as Exhibit A (the "***Condition Report***"). Upon delivery at the Delivery Location, a new condition report for the Work shall be prepared at the sole cost and expense of Buyer, which shall confirm that the condition of the Work is the same as set forth in the Condition Report.

3.1.7. The Work has been lawfully exported and imported as required by the laws of any country in which it was located or to which it was transported, and any duties and taxes on the export and import of the Work have been paid and any required declarations upon the export and import have been made.

3.1.8. The Work has not been used and the Purchase Price funds will not be used to violate the banking, anti-money laundering or currency transfer laws or regulations, anti-terrorism, sanctions, or international restrictions of the United States or any other country.

3.2. Seller and Agent do hereby agree to indemnify, defend and hold the other party free and harmless from any and all demands, claims, suits, judgments, obligations, damages, losses, or other liability suffered by the other party as well as all reasonable attorney or other professional fees and other reasonable costs, fees and expenses, suffered or incurred by the other party that that arise (directly or indirectly) in connection with the falsity, material inaccuracy, or breach of any of their respective representations and warranties under this Purchase Agreement.

3.3. The benefits of the representations, warranties, covenants and indemnities contained in this Purchase Agreement shall survive completion of the transaction contemplated by this Purchase Agreement, including without limitation transfer of the Work to Buyer. It shall be a condition precedent to Agent and Buyer's obligations that Seller's representations and warranties contained in this Purchase Agreement are true and correct on and as of the Closing Date and delivery of the Work to Buyer. Notwithstanding anything to the contrary herein, Seller's and Owner's representation, warranty and indemnification relating to the authenticity of the Work shall survive for a period of five (5) years from the Closing Date.

4. STORAGE AND CARE OF THE WORK.

4.1. Between the Effective Date and the date on which Seller packs and ships the Work for delivery to the Delivery Location (as defined in Section 7.1 below), Seller shall store the Work at the Seller's [***] (the "***Storage Location***"). Seller shall notify Agent in writing prior to any relocation of the Work unless agreed upon under separate cover.

4.2. Seller agrees to ensure an appropriate storage environment consistent with professional fine art museum and conservation standards is provided to safeguard the quality and condition of the Work and to protect the Work from water, fire, loss, damage, deterioration, theft, mishandling, dirt, vermin, insects, and from extremes of light, temperature, and humidity from the Effective Date and until the Work is delivered to the Delivery Location. Any damage to the Work must be reported immediately to Agent. As of the Effective Date, Seller will not perform any conservation or restoration on the Work without notice to Agent.

5. INSURANCE. Seller shall arrange and pay for the Work to be insured under Seller's fine arts policy for an amount equal to the Purchase Price commencing on the Effective Date and continuing until risk of loss transfers to Buyer. Risk of loss to the Work shall transfer from Seller to Buyer following both: (i) Buyer's confirmation that the Work has been received in a condition as described in the Condition Report in Exhibit A to this Agreement, which shall occur within two (2) business days of delivery; and (ii) payment by Buyer of the amount due on the Closing Date. From and after the date of payment of the First Installment, Buyer shall be named as an additional insured and a "loss

payee" on such policy in the amount of its deposit and Seller will issue an insurance certificate which delineates the First Installment in the name of Agent as well as the work being fully insured at Seller's cost for the duration of the Purchase Agreement until the Closing Date. On or before the date of payment of the First Installment, Seller shall provide Agent with a certificate of insurance evidencing Seller's insurance coverage and naming Buyer as an additional insured and loss payee.

6. TITLE. On the Closing Date, Seller, on behalf of Owner, hereby transfers to Buyer good and marketable title and exclusive and unrestricted right to possession of the Work, free and clear of any and all Claims. On the Closing Date, Seller shall deliver to Agent a signed copy of the Bill of Sale, together with any other evidence of title or authenticity in the possession of Seller. Seller shall be solely responsible for remitting any and all sale proceeds due to Owner in connection with the sale of the Work hereunder.

7. DELIVERY AND EXPENSES.

7.1. Within five (5) business days of the Closing Date, if the Seller has not already done so, Seller shall arrange for the Work to be packed and shipped by fine art shippers approved by Agent in writing to Agent's account at UOVO Delaware, located at 101 Lake Drive, Newark, Delaware 19702 (the "***Delivery Location***").

7.2. Seller shall pay all costs and be responsible for arranging, crating, packing, shipping and insuring the Work from its current location to the Delivery Location and insuring the Work until the Closing Date.

8. THIRD-PARTY COMMISSIONS. Neither Agent nor Buyer shall be responsible for and neither shall pay any commissions or fees due any person acting on behalf of Seller or Owner as a result of the transaction contemplated by this Purchase Agreement. Seller shall not be responsible for and shall not pay any commissions or fees due any person acting on behalf of Agent or Buyer as a result of the transaction contemplated by this Purchase Agreement. Seller shall be responsible to pay any fees or costs to any agent or advisor engaged by Seller in connection with the transactions contemplated hereby and Agent and Buyer shall be indemnified and held harmless from any claim by any such agent or advisor relating to this Purchase Agreement and the transactions contemplated hereby. The parties acknowledge and agree that no such agent or advisor to Seller is an employee or affiliate of Buyer or Agent.

9. INSPECTION. Buyer, or Agent on behalf of Buyer, inspected the Work at the Storage Location on November 7th, 2022. Buyer shall be entitled to inspect the Work at the Storage Location prior to the Closing Date to confirm the condition of the Work matches the condition reflected in the Condition Report attached hereto as Exhibit A. When the Work is delivered to the Delivery Location, UOVO Delaware shall be entitled to inspect the Work to confirm the condition of the Work matches the condition reflected in the Condition Report.

10. TERMINATION WITH CAUSE.

10.1 Buyer shall have the right to terminate this Purchase Agreement in the event of: (i) a material breach of any of the representations or warranties under this Purchase Agreement by Seller; or (ii) the falsity or material inaccuracy of any of Seller's other representations or warranties contained in this Purchase Agreement including without limitation Section 3.1.5 (whether or not such falsity or material inaccuracy results from an intentional or unintentional misrepresentation by Seller or from facts or events occurring before or after the Effective Date).

10.2 In the event of termination as set forth above, then Seller shall within thirty (30) days of notice from Buyer, repay to Buyer all amounts previously paid by Buyer to Seller under this Purchase Agreement, and if such breach occurs or is discovered after the Work has been delivered to Buyer, upon receipt of such funds, Buyer will release the Work to Seller, unless prevented by law from doing so.

11. BREACH OF CONTRACT BY AGENT OR BUYER. In the event that the full Purchase Price together with applicable taxes and customs charges is not received by Seller in cleared funds within fourteen (14) calendar days after the above due dates for payment, Seller reserves the right at its discretion (without prejudice to its other rights and remedies at law) to rescind the sale of the Work by written notice to Agent, without liability, but shall return any amount(s) previously paid by Buyer.

12. LIABILITY. Seller's total liability to Agent or Buyer in contract, tort, misrepresentation or otherwise, arising in connection with this Purchase Agreement shall be limited to the Purchase Price of the Work excluding any applicable taxes. Seller shall not be liable to Agent or Buyer for (a) any loss of profits, loss of business, loss of anticipated savings, loss of business opportunity or loss of reputation/goodwill (whether any of these are direct or indirect); or (b) any special, indirect, incidental, or consequential loss, costs, damages, charges or expenses to the fullest extent permitted by law.

13. MISCELLANEOUS. This Purchase Agreement, including the exhibits attached hereto, represents the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes any and all other and prior agreements between the parties with respect to the sale of the Work and declares all such prior agreements between the parties null and void. In the event of a conflict between this Purchase Agreement and any invoice issued by Seller, the terms of this Purchase Agreement shall control. Seller, on behalf of itself and Owner, agrees that Buyer is a third-party beneficiary of this Purchase Agreement. The terms of this Purchase Agreement may not be modified or amended, except in a writing signed by the parties hereto. Seller may not assign this Purchase Agreement without the prior written consent of Agent or Buyer. This Purchase Agreement shall inure to the benefit of, and shall be binding upon, the successors, permitted assigns, heirs, executors, administrators and legal representatives of the parties hereto. This Purchase Agreement, and all matters arising out of or relating to this Purchase Agreement, shall be governed and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions. Any dispute arising under or related to this Purchase Agreement shall be resolved in the New York State Supreme Court, New York County or in the United States District Court for the Southern District of New York. This Purchase Agreement may be executed in counterparts, including by PDF or facsimile, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have hereunto signed their hands and seals as of the Effective Date.

SELLER:

[***]

BY:
ITS:

AGENT:

MASTERWORKS GALLERY, LLC

BY: MARIYA GOLOVINA
ITS: EXECUTIVE VICE PRESIDENT, ACQUISITIONS

[Signature Page to Art Purchase Agreement]

EXHIBIT A

DESCRIPTION OF WORK AND CONDITION REPORT

EXHIBIT B

INVOICE

Masterworks
Acquisitions Associate
225 Liberty Street
Floor 29
New York, NY 10007
UNITED STATES

November 16, 2022 / CC

Invoice: [***] **1 / 2**

Nicolas Party
Landscape
2017
Soft pastel on linen
228.1 x 81 cm / 89 3/4 x 31 7/8 inches

PARTY118885



Total	USD	2,400,000.00
Zero Rate, Export	USD	0.00
Total Due	**USD**	**2,400,000.00**

[***] wire instructions are in item 2 of our terms and conditions of sale. Please be sure to verbally confirm these instructions with your [***] sales director before sending payment.

1.PRICE AND PAYMENT

1.1 Payment of the purchase price as referred to on the invoice as Total Due (hereinafter "Price") is due to the following bank account.

Account Name:
[***]

Account Address:
[***]

Account Number:
GBP-Account-Nr. [***]
IBAN [***]
Sort Code [***]

USD-Account-Nr. [***]
IBAN [***]
Sort Code [***]

EUR-Account-Nr. [***]
IBAN [***]
Sort Code [***]

SWIFT Code:
[***]

Bank Address:
HSBC Bank Plc, GB-London SW1Y 5EY

1.2 Value added tax and other applicable sales, use, excise or other taxes and customs charges are payable by the buyer.

EXHIBIT C

BILL OF SALE

Dated: _______________, 2022

Sold by:	[***]	("Seller")
Sold to:	Gallery Segregated Portfolio Masterworks Cayman, SPC 225 Liberty Street, 29th Floor New York, New York 10281	("Buyer")

Artist:	Nicolas Party	(the "Work")
Title:	Landscape	
Medium:	Soft Pastel on linen	
Size:	89.75 x 31.80 in. (227.96 x 80.77 cm.)	
Date:	2017	
NY Sales Tax:	None Withheld; Delaware Delivery	
Purchase Price:	$2,400,000	

For value received, Seller acknowledges that the Work, good and marketable title to the Work, and all right to possession thereto and all legal ownership thereof, have been irrevocably, and without condition or reservation of any kind, sold, transferred, and conveyed to Buyer.

The Work is sold subject to each and all of the provisions, terms, conditions, covenants, representations, warranties and indemnities contained in the Art Purchase Agreement by and between Seller and Masterworks Gallery, LLC dated November 16, 2022, and all such provisions, terms, conditions, covenants, representations, warranties and indemnities of the parties thereunder are incorporated herein by this reference as if fully set forth herein in their entirety.

SELLER:

[***]

____

BY:
ITS: